UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 17, 2009

Eastman Kodak Company
(Exact name of registrant as specified in its charter)

New Jersey	1-87	16-0417150

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

343 State Street,
Rochester, New York 14650
(Address of Principal Executive Office) (Zip Code)

Registrant's telephone number, including area code:   (585) 724-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c)under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 1, 2009, Eastman Kodak Company (the Company) filed a Current Report on Form 8-K (the Original Report) to, among other things, report under Item 5.02 that on May 29, 2009, the Board of Directors of the Company had elected Eric Samuels as Corporate Controller and Chief Accounting Officer, effective July 1, 2009.  The Original Report is hereby amended pursuant to Instruction 2 to Item 5.02 of Form 8-K to provide the information set forth herein, which was not determined or was unavailable at the time of the Original Report.

On June 17, 2009, the Executive Compensation and Development Committee of Eastman Kodak Company’s Board of Directors approved the base salary and target annual variable pay of Eric Samuels.  Mr. Samuel’s base salary will be $250,000, and his target annual variable pay will be fifty percent (50%) of his base salary.  In addition, on June 17, 2009, the Executive Compensation and Development Committee approved the award of 10,000 stock options to Mr. Samuels in connection with his election as Corporate Controller.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EASTMAN KODAK COMPANY

By: /s/ Robert L. Berman

                                                                                                Robert L. Berman
                                                                                                Chief Human Resources Officer
                                                                                                and Senior Vice President

Date:  June 22, 2009